BARBARA K. CEGAVSKE
Secretary of State
Commercial Recordings Division
Attn: Fraudulent Filings
202 North Carson Street
Carson City, Nevada 89701-4201
Website: www.nvsilverflume.gov

General Instructions for Forged or Fraudulent Filing Complaints

NRS 225.084 allows the Secretary of State's office to investigate complaints and take administrative action regarding Commercial Recordings documents offered to the Secretary of State for filing by person(s) unknown to an entity that are alleged to be in violation of NRS 225.084; the offering for filing to the Secretary of State a forged or fraudulent document.

Actions subject to complaint and possible administrative action pursuant to NRS 225.084 include without limitation the listing, without consent, of:

- The name or signature or address of a person as officer, director, registered agent, incorporator or other formal affiliate of an entity on any record filed with the Secretary of State;
- The filing of any record on an entity existing on file with the Secretary of State without the statutory authority as provided by Title 7 of NRS; the forgery or fraudulent alteration of records;
- The filing of records in bad faith or for the purpose of harassing or defrauding a person; and
- The filing of records that contain a false statement of material fact.

The filing of a complaint is not intended for settling internal disputes between former or current business partners, spouses, family members, friends/acquaintances, co-workers, competitors, etc.
Please seek legal counsel for any legal advice you may require.

The complaint must be submitted on a form prescribed by the Secretary of State.

Upon receipt of the complaint, the Secretary of State will review the complaint and determine whether the complaint may be resolved through the administrative process and if the complaint should be referred to another regulatory or enforcement agency for further investigation.

The Secretary of State may refer the information obtained in a complaint or through the associated investigation to other entities for further investigation.

After review if the Secretary of State determines the complaint may be resolved through the administrative process the complainant will receive a letter acknowledging receipt of the complaint. A letter and a form requesting information will then be sent to the "respondent" (person who offered the documents to the Secretary of State allegedly in violation of NRS 225.084).

The respondent has 30 days from the date of the letter to respond. If there is no response the Secretary of State may find the allegations to be valid and may correct the record and the information at issue in the database and on the website.

Please remit to:

Secretary of State
Commercial Recordings Division
Attn: Fraudulent Filings
202 N. Carson Street
Carson City, Nevada 89701-4201

Or

Email: sos-crfraudcomplaints@sos.nv.gov

BARBARA K. CEGAVSKE
Nevada Secretary of State
Commercial Recordings Division

Forged or Fraudulent Filing Complaint Form Pursuant to NRS 225.084

This form may be downloaded or completed online before printing. If you are unable to do so, please contact Customer Service at (775) 684-5708 for guidance.

Instructions: (read General Information sheet **before** submitting complaint)

1) Complete and print this form
2) Attach/Include necessary information (see section 4)
3) Mail or email to:

Secretary of State
Commercial Recordings Division
Attn: Fraudulent Filings
202 N. Carson Street
Carson City, NV 89701-4201

Email: sos-crfraudcomplaints@sos.nv.gov

Contact Information:

Telephone: 775-684-5708
Fax: 775-684-5725
Website: www.nvsilverflume.gov

The Division may begin an investigation upon receipt of this form. All information provided is deemed confidential and will not be available for public inspection except otherwise required by law.

SECTION 1: Complainant Information (required)

Title: ☒ Mr. ☐ Mrs. ☐ Ms. ☐ Miss

Last Name	First Name	Middle Name
Ponzetta	Angelo	

Street	City	State	Zip
515 E Grant St. #150	Phoenix	AZ	85004

Contact Phone Number: (530) 539-4329

Additional Contact Information: (cell phone,email address, etc.) angelo@12retech.com

Affiliation with entity or position held: (officer, director, shareholder, employee, client, partner, manager/member, etc.)

CEO

SECTION 2: Information About Forged or Fraudulent Filing

Name of entity that the false or forged filing affected: (name as registered with this office)

12 Retech Corporation

Entity File Number: E0465932014-2

Document you believe is forged or fraudulent:*

Name of document: Articles of Merger

Date filed: 08/17/2021

Reason you believe document is forged or fraudulent:

We did not merge with the other party. The name of the 12 Retech person who signed the document is phonetically similar to our controller.

General Information: Please provide names, if known, of all persons involved in the alleged violation(s):*

Last Name	First Name	Middle Name
Mave	Mhulim	

Firm Name/Doing Business As	Position/Title	Telephone
Ecommerce LLC	Managing Member	??

Street	City	State	Zip

Web site and Email address:

Indicate any relationship between the complainant and all persons involved in the alleged violation(s) and the reasons you believe they are involved: (check all boxes that apply)**

☐ Competitor ☐ Friend/Acquaintance ☐ Family/Relative ☐ Spouse/Ex-Spouse

☐ Business Partner ☐ Co-worker ☒ None ☐ Other (please explain below)

We do not have a relationship,

*****If a box other than "None" is checked in Section 2, the Secretary of State may not investigate the complaint because it may be considered a private matter. The Secretary of State's Office does not have the legal staff to determine the legitimacy of a filing when the parties involved have inherent knowledge of one another as there may be agreements in place that the Secretary of State is not aware of. The filing of a complaint is not intended for settling internal disputes between former or current business partners, spouses, family members, friends/acquaintances, co-workers, competitors, etc. Please seek legal counsel for any legal advice you may require.***

SECTION 3: Additional Information

Please provide any additional information which the complainant believes may be helpful in the investigation of the alleged violation(s):*

*attach additional pages, if needed

Have you filed a complaint or report with any other regulatory entity or agency, or with an attorney?

☒ No ☐ Yes, details are provided below

Not yet.

SECTION 4: Attachments

Attach photocopies of any additional information that might be useful in investigating this complaint or alleged violation(s). Documentary evidence is especially important. Please *do not send originals* as we cannot be responsible for their safekeeping.

Are you willing to testify in a court of Law or administrative proceeding regarding this complaint?

☒ **YES** ☐ **NO**

DECLARATION:

In filing this complaint, I declare under penalty of perjury under the Laws of Nevada that the information provided in this complaint is true and correct to the best of my knowledge and that the information may be used by the Secretary of State and other entities to further investigate the complaint or alleged violation(s) of NRS 225.084.

Angelo Ponzetta

Printed Name of Complainant

X /s/ Angelo Ponzetta 8/18/2021

Signature of Complainant **Date**

IF THIS COMPLAINT WAS PREPARED BY SOMEONE ON BEHALF OF THE COMPLAINANT, PLEASE INDICATE WHO PREPARED THIS REPORT

Last Name	First Name	Middle Name
Mau	David	

Name of Organization	Contact Phone Number:
Belmont Acquisitionss Corp.	480 352 2481

Street	City	State	Zip
515 E. Grant Street #150	Phoenix	CA	85004

X /s/ David Mau 8/18/2021

Signature of Person Who Prepared Report **Date**

Please make sure your response:
- **is complete, printed and legible**
- **is signed by the Complainant**
- **includes all photocopied attachments**